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                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY

                           LICENSE EXCHANGE AGREEMENT

                                  by and among

                                TRITON PCS, INC.,

                       TRITON PCS LICENSE COMPANY L.L.C.,

                          AT&T WIRELESS SERVICES, INC.,

                              AT&T WIRELESS PCS LLC

                                       and

                              CINGULAR WIRELESS LLC

                               Dated July 7, 2004

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                           LICENSE EXCHANGE AGREEMENT

      THIS LICENSE EXCHANGE AGREEMENT (this "Agreement"), dated the 7th day of July, 2004, is by and among TRITON PCS, INC., a Delaware corporation ("Triton"), TRITON PCS LICENSE COMPANY L.L.C., a Delaware limited liability company ("Triton PCS"), AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS"), AT&T WIRELESS PCS LLC, a Delaware limited liability company ("AWS PCS"), and CINGULAR WIRELESS LLC, a Delaware limited liability company ("Cingular").

                                    RECITALS

      WHEREAS, Cingular's sole manager, Cingular Wireless Corporation ("CWC"), has entered into the Merger Agreement, whereby it will acquire AWS and AWS PCS; and

      WHEREAS, AWS, AWS PCS, Cingular and Triton have entered into an Agreement simultaneously with the execution and delivery of this Agreement to address their existing and future relationships (the "Commercial Agreement"); and

      WHEREAS, this Agreement is being executed in connection with the Commercial Agreement.

      NOW, THEREFORE, in consideration of the recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

      Unless otherwise stated in this Agreement, the following terms when used herein shall have the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      1.1 "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-named Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise. For purposes of this Agreement, none of Cingular, AWS or AWS PCS shall be deemed to be an Affiliate of any of Triton or Triton PCS.

      1.2   "Agreement" shall have the meaning set forth in the preamble.

      1.3 "AWS Licenses" shall mean the licenses issued by the FCC and currently held by AWS PCS that are set forth on Schedule A.

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      1.4   "AWS Triton Licenses" shall mean the partitioned and disaggregated portions of the AWS Licenses identified as "AWS Triton Licenses" on Schedule A.

      1.5 "Business Day" shall mean any day other than a Saturday, Sunday, federal holiday or day on which banking institutions in New York are authorized or obligated by law or executive order to be closed.

      1.6   "Closing" shall have the meaning set forth in Section 9.1(a).

      1.7   "Closing Date" shall mean the date on which the Closing occurs.

      1.8 "Communications Act" shall mean the Communications Act of 1934, as amended.

      1.9 "Confidentiality Agreement" shall mean that certain Information Exchange Agreement dated as of April 14, 2004 by and among AWS, Cingular and Triton PCS Holdings, Inc.

      1.10 "Consents" shall mean the consents, permits, approvals and authorizations of Governmental Authorities and other Persons necessary to consummate the transactions contemplated by the Transaction Documents.

      1.11 "Credit Agreement" shall mean the Credit Agreement dated as of June 13, 2003 by and among Triton PCS Holdings, Inc., Triton, the Lenders Party thereto, Lehman Commercial Paper Inc., as Administrative Agent, Cobank ACB, as Co-Syndication Agent, Chase Lincoln First Commercial Corporation, as Co-Documentation Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Documentation Agent, and Lehman Brothers Inc., Cobank ACB and Citigroup Global Markets Inc., as Joint Lead Arrangers, as amended by the First Amendment dated as of September 29, 2003.

      1.12 "Enforceability Exceptions" shall mean the exceptions or limitations to the enforceability of contracts under bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors rights generally or by judicial discretion in the enforcement of equitable remedies and by public policies generally.

      1.13  "FCC" shall mean the Federal Communications Commission.

      1.14 "FCC Consent" shall mean the Consent of the FCC to the partition and disaggregation (as applicable), transfer and assignment of the AWS Triton Licenses by AWS PCS to Triton PCS, of the Triton Licenses by Triton PCS to AWS PCS, of the Lafayette License by Lafayette to Triton PCS, and of the Lafayette License by Triton PCS to AWS PCS, all in accordance with the terms of this Agreement.

      1.15 "Final Order" shall mean action by a Governmental Authority as to which (i) no request for stay by such authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and the time for filing any such petition has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such

                                      -2-

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reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of such Governmental Authority's action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      1.16 "Governmental Authority" shall mean any federal, state or local governmental authority or instrumentality, including any court, tribunal or administrative or regulatory agency, department, bureau, commission or board.

      1.17 "Indentures" shall mean each of (i) the Indenture dated as of January 19, 2001 between Triton, the Guarantors Party thereto and The Bank of New York, as Trustee, relating to Triton's 9-3/8% Senior Subordinated Notes due 2011, (ii) the Indenture dated as of November 14, 2001 between Triton, the Guarantors Party thereto and The Bank of New York, as Trustee, relating to Triton's 8-3/4% Senior Subordinated Notes due 2011, and (iii) the Indenture dated as of June 13, 2003 among Triton, the Guarantors party thereto and The Bank of New York, as Trustee, relating to Triton's 8-1/2% Senior Notes due 2013.

      1.18 "Lafayette" shall mean Lafayette Communications Company L.L.C., a Delaware limited liability company.

      1.19 "Lafayette License" shall mean the license issued by the FCC and currently held by Lafayette that is set forth on Schedule C.

      1.20 "Legal Requirement" shall mean applicable common law and any applicable statute, permit, ordinance, code or other law, rule, regulation or order enacted, adopted, promulgated or applied by any Governmental Authority, including any applicable order, decree or judgment handed down, adopted or imposed by any Governmental Authority, all as in effect from time to time.

      1.21 "Liens" shall mean all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever.

      1.22 "Merger" shall mean the acquisition of AWS by CWC pursuant to the Agreement and Plan of Merger, dated as of February 17, 2004, by and among AWS, CWC, Cingular and Links I Corporation and, for certain limited purposes, SBC Communications, Inc. and BellSouth Corporation, as it may be amended from time to time (the "Merger Agreement").

      1.23 "Organizational Documents" shall mean, with respect to any Person (other than an individual), the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company operating agreement, and all other organizational documents of such Person.

      1.24 "Person" shall mean any individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, Governmental Authority, or other entity or organization.

      1.25 "Representatives" shall mean, with respect to any Person, such Person's employees, officers, directors, financial advisors or legal counsel or Affiliates or any of such Affiliate's employees, officers, directors, financial advisors or legal counsel.

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      1.26  "Required Consent" shall mean, with respect to each of Triton,
Triton PCS, AWS, AWS PCS and Cingular, the Consents set forth opposite its name on Schedule 3.3 and marked with an asterisks.

      1.27 "Triton Licenses" shall mean the licenses issued by the FCC and currently held by Triton PCS that are set forth on Schedule B.

      1.28 "Rules of Construction. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section is a reference to a Section of this Agreement, a reference to an Exhibit is a reference to an Exhibit to this Agreement, and a reference to a Schedule is a reference to a Schedule to this Agreement. The terms "hereof," "herein" and other like terms refer to this Agreement as a whole, including the Schedules and Exhibits to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                                   ARTICLE 2

                                   AGREEMENTS

      2.1 Exchange of FCC Licenses. Subject to the terms and conditions of this Agreement, at the Closing, AWS PCS hereby agrees to transfer, convey, assign and deliver to Triton PCS, and Triton PCS hereby agrees to acquire and accept from AWS PCS, the AWS Triton Licenses, free and clear of all Liens, and Triton PCS hereby agrees to transfer, convey, assign and deliver to AWS PCS, and AWS PCS hereby agrees to acquire and accept from Triton PCS, the Triton Licenses and the Lafayette License, free and clear of all Liens. In connection with the transactions contemplated by this Section 2.1, and subject to the terms and conditions of this Agreement, Cingular shall pay to Triton $4,697,640 in cash, by wire transfer of immediately available funds, at the Closing (the "Closing Cash Payment").

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

      Each of AWS, AWS PCS, Cingular, Triton and Triton PCS severally represents with respect to itself only to the other parties to this Agreement as follows:

      3.1 Organization. It has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate or limited liability company (as the case may be) power and authority to enter into this Agreement and the other instruments, agreements, certificates and documents to be executed and delivered by it in connection with this Agreement (collectively with this Agreement, the "Transaction Documents"), and to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.

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      3.2   Authorization; Enforceability. The execution, delivery and performance by it of the Transaction Documents are within its corporate or limited liability company (as the case may be) power and authority and have been duly authorized and approved by all necessary corporate or limited liability company (as the case may be) actions. The Transaction Documents have been duly executed and delivered by it, and the Transaction Documents are or will be, as the case may be, when executed and delivered by the parties hereto and thereto other than it, the valid and binding obligations of it, enforceable against it in accordance with their respective terms, subject to the Enforceability Exceptions.

      3.3 No Violation or Conflict. The execution, delivery and performance by it of the Transaction Documents to which it is a party (with or without the giving of notice, the lapse of time, or both): (a) except as set forth opposite its name on Schedule 3.3, do not require any Consent, declaration to, or filing with any Governmental Authority or any other Person that has not been obtained;
(b) will not conflict with any provision of its Organizational Documents as currently in effect; (c) will not conflict with, result in a breach of, or constitute a default under any Legal Requirement to which it is bound; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement or instrument to which it is a party or bound.

      3.4 Claims and Litigation. As of the date of this Agreement, except as set forth opposite its name on Schedule 3.4, there is no pending or written threat of a claim, legal action, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment pending, or, to its knowledge, threatened other than in writing, against or relating to it or its subsidiaries' assets or business that would have an adverse effect on its ability to perform its obligations under the Transaction Documents.

      3.5 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on its behalf in connection with the Transaction Documents or the transactions contemplated thereby, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to any other party to this Agreement or any Affiliate of any such other party.

                                   ARTICLE 4

         REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE FCC LICENSES

      4.1 Representations and Warranties With Respect to the AWS Licenses. AWS and AWS PCS jointly and severally represent and warrant to Triton and Triton PCS as follows:

            (a) Title to the AWS Licenses. AWS PCS has good and marketable title to the AWS Licenses, free and clear of all Liens. Upon delivery to Triton PCS on the Closing Date, AWS PCS will transfer to Triton PCS good and marketable title to the AWS Triton Licenses, subject to no indebtedness or Liens.

            (b) Validity of AWS Licenses. AWS PCS has performed all of its material obligations required to have been performed under the AWS Licenses, and no event has occurred

                                      -5-

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or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach of, or default under, any of the AWS Licenses or the AWS Triton Licenses or which permits or, after notice or lapse of time or both, would permit revocation or termination of any of the AWS Licenses or the AWS Triton Licenses, or which might adversely affect in any material respect the rights of AWS PCS under any of the AWS Licenses. No notice of cancellation or default or of any dispute concerning any of the AWS Licenses, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, AWS or AWS PCS, and the AWS Licenses are valid, existing and in full force and effect. Neither AWS nor AWS PCS has any reason to believe that the AWS Licenses or the AWS Triton Licenses are not likely to be renewed in the ordinary course. Subject to the FCC Consent, the AWS Triton Licenses may be assigned and transferred to Triton PCS in accordance with this Agreement and will continue in full force and effect thereafter without the consent, approval, or act of or making of any filing with any Governmental Authority. The AWS Licenses (i) were granted on the grant dates specified on Schedule A and (ii) expire on the expiration dates specified on Schedule A. The file number and grant date for each applicable construction benchmark notification are also specified on Schedule A. AWS PCS has submitted to the FCC, on Form 601, a timely notification of its satisfaction of the five-year construction benchmark applicable to each of the AWS Licenses held by it as mandated by 47 C.F.R. Section 24.203. The factual assertions of AWS PCS in each Form 601 were, when filed, true and correct in all material respects.

            (c)   No Violation, Litigation or Regulatory Action.

                  (i) AWS PCS has complied in all material respects with all Legal Requirements which are applicable to the AWS Licenses or to AWS PCS's ownership, operation and holding thereof, including, without limitation, Section 310(b) of the Communications Act, and all rules, regulations or policies of the FCC promulgated thereunder with respect to alien ownership, and with all FCC rules concerning A Block eligibility. AWS PCS is qualified under the FCC's rules and the Communications Act to hold and convey the AWS Licenses and AWS Triton Licenses. There are no facts or circumstances relating to the FCC qualifications of AWS PCS or any of their Affiliates that would prevent or materially delay the FCC's grant of any FCC Form 603 (or other appropriate form) application under FCC rules and the Communications Act.

                  (ii) Other than regulatory proceedings of general applicability, there is no investigation, claim, action, suit or other proceeding pending or threatened against AWS, AWS PCS or relating to AWS, AWS PCS or their respective assets, including any of the AWS Licenses, which, individually or collectively, either would reasonably be expected to result in the revocation, cancellation, suspension or material adverse modification of any of the AWS Licenses or AWS Triton Licenses, would reasonably be expected to result in fines or forfeitures for noncompliance with FCC rules and regulations (such as environmental or tower marking and lighting rules) or would reasonably be expected to have a material adverse effect on (i) any of the AWS Licenses,
(ii) the AWS Triton Licenses, (iii) the ability of AWS or AWS PCS to perform their obligations hereunder, (iv) the FCC Consent or (v) the financial condition, assets, liabilities, business, or results of operations of AWS or AWS PCS with respect to the AWS Licenses, nor is AWS or AWS PCS aware of any reasonable basis for any such investigation, claim, action, suit or proceeding.

            (d) Orders; Contracts; Agreements. The execution, delivery and performance by AWS and AWS PCS of the Transaction Documents to which they are parties (with or without the giving of notice, the lapse of time, or both) will not result in the creation or imposition of any Lien upon any of the AWS Licenses or the AWS Triton Licenses. The AWS Licenses are not subject to, and the AWS Triton Licenses will not be subject to, (a) any note, indenture, instrument, agreement, contract, mortgage, lease, license, franchise, permit or other authorization, rights, restriction or obligation to which AWS or AWS PCS is a party or by which AWS or AWS PCS or any of AWS's or AWS PCS's assets are bound, or (b) any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal or any award in any arbitration proceeding (collectively, a "Court Order") to which AWS or AWS PCS is a party or with respect to which any of AWS's or AWS PCS's assets are bound. AWS and AWS PCS are not subject to, or in default under, any outstanding Court Order, and there are no contracts or agreements to which AWS or AWS PCS or any of their controlled Affiliates is a party, which, (in the case of each of the foregoing clauses) individually or collectively, either would reasonably be expected to result in the revocation, cancellation, suspension or material adverse modification of any of the AWS Licenses or would reasonably be expected to have an adverse effect on (i) any of the AWS Licenses, (ii) any of the AWS Triton Licenses, (iii) the ability of AWS or AWS PCS to perform their obligations hereunder, or (iv) obtaining the FCC Consent.

            (e) FCC Matters. The AWS Licenses are validly held in AWS PCS's name. AWS PCS is the exclusive authorized, legal holder of the AWS Licenses. The AWS Licenses have been granted by Final Order and authorize, without further consent or authorization from the FCC, the construction and operation of a PCS system in the license areas indicated on Schedule A. The AWS Licenses are valid and in full force and effect without condition, except those conditions stated on the AWS Licenses and except conditions applicable to holders of A Block broadband personal communications licenses generally and are unimpaired by any acts or omissions of AWS or AWS PCS or their controlled Affiliates. All material reports and other documents required to be filed by AWS PCS and its controlled Affiliates with the FCC and with state regulatory authorities have been filed. All such reports and documents are correct in all material respects. Subject to obtaining the FCC Consent and the Consents set forth opposite AWS's, AWS PCS's and Cingular's names on Schedule 3.3, AWS PCS has the absolute and unrestricted right, power and authority under applicable Legal Requirements to assign the AWS Triton Licenses to Triton PCS.

            (f)   Microwave Relocation Matters.

                  (i) AWS PCS is not a party to any contract, agreement or understanding, oral or written, providing for the relocation of microwave service providers or the sharing of any costs associated with any such relocation with respect to any of the AWS Triton Licenses.

                  (ii) To the knowledge of AWS PCS, no microwave relocation activities, actions or efforts are planned or in progress with respect to any of the AWS Triton Licenses.

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      4.2   Representations and Warranties with respect to the Triton Licenses and the Lafayette License. Triton and Triton PCS jointly and severally represent and warrant to Cingular as follows:

            (a) Title to the Triton Licenses and the Lafayette License. Triton PCS has good and marketable title to the Triton Licenses, free and clear of all Liens. Lafayette has, and Triton will have on the Closing Date, good and marketable title to the Lafayette License, free and clear of all Liens. Upon delivery to AWS PCS on the Closing Date Triton PCS will transfer to AWS PCS good and marketable title to the Triton Licenses and Lafayette License, subject to no indebtedness or Liens.

            (b)   Validity of Triton Licenses and Lafayette License.

                  (i) Triton PCS has performed all of its material obligations required to have been performed under the Triton Licenses, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach of, or default under, any of the Triton Licenses which permits or, after notice or lapse of time or both, would permit revocation or termination of any of the Triton Licenses or which might adversely affect in any material respect the rights of Triton under any of the Triton Licenses. No notice of cancellation, of default or of any dispute concerning any of the Triton Licenses, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Triton or Triton PCS, and the Triton Licenses are valid, existing and in full force and effect. Neither Triton nor Triton PCS has any reason to believe that the Triton Licenses are not likely to be renewed in the ordinary course. Subject to the FCC Consent, the Triton Licenses may be assigned and transferred to AWS PCS in accordance with this Agreement and will continue in full force and effect thereafter without the consent, approval, or act of or making of any filing with any Governmental Authority. The Triton Licenses (A) were granted on the grant dates specified on Schedule B and (B) expire on the expiration dates specified on Schedule B. The file number and grant date for each applicable construction benchmark notification are also specified on Schedule B. Triton PCS has submitted to the FCC, on Form 601, a timely notification of its satisfaction of the five-year construction benchmark applicable to each of the Triton Licenses held by it as mandated by 47 C.F.R.
Section 24.203. The factual assertions of Triton PCS in each Form 601 were, when filed, true and correct in all material respects.

                  (ii) Lafayette has performed all of its material obligations required to have been performed under the Lafayette License, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach of, or default under, the Lafayette License which permits or, after notice or lapse of time or both, would permit revocation or termination of the Lafayette License, or which might adversely affect in any material respect the rights of Lafayette under the Lafayette License. No notice of cancellation, of default or of any dispute concerning the Lafayette License, or of any event, condition or state of facts described in the preceding clause, has been received by or is known to, Triton or Triton PCS, and the Lafayette License is valid, existing and in full force and effect. Neither Triton nor Triton PCS has any reason to believe that the Lafayette License is not likely to be renewed in the ordinary course. Subject to the FCC Consent, the Lafayette License may be assigned and transferred to AWS PCS in accordance with this Agreement and will continue in full force and effect thereafter without the consent, approval, or act of or making of any filing with Governmental Authority. The Lafayette License (A) was granted on the grant date specified on Schedule C and (B) expires on the expiration date specified on Schedule C. The file number and grant date for each applicable construction benchmark notification are also specified on Schedule C. Lafayette has submitted to the FCC, on Form 601, a timely notification of its satisfaction of the five-year construction benchmark applicable to the Lafayette License held by it as mandated by 47 C.F.R. Section
24.203. The factual assertions of Lafayette in each Form 601 were, when filed, true and correct in all material respects.

            (c)   No Violation, Litigation or Regulatory Action.

                  (i) (A) Triton PCS has complied in all material respects with all Legal Requirements which are applicable to the Triton Licenses or to Triton PCS's ownership, operation and holding thereof, including, without limitation, Section 310(b) of the Communications Act, and all rules, regulations or policies of the FCC promulgated thereunder with respect to alien ownership, and with all FCC rules concerning C Block eligibility. Triton PCS is qualified under the FCC's rules and the Communications Act to hold and convey the Triton Licenses. There are no facts or circumstances relating to the FCC qualifications of Triton PCS or any of its Affiliates that would prevent or materially delay the FCC's grant of any FCC Form 603 (or other appropriate form) application under FCC rules and the Communications Act.

                        (B) Lafayette has complied in all material respects with all Legal Requirements which are applicable to the Lafayette License or to Lafayette's ownership, operation and holding thereof, including, without limitation, Section 310(b) of the Communications Act, and all rules, regulations or policies of the FCC promulgated thereunder with respect to alien ownership, and with all FCC rules concerning C Block eligibility. Lafayette is qualified under the FCC's rules and the Communications Act to hold and convey the Lafayette License. There are no facts or circumstances relating to the FCC qualifications of Lafayette or any of its Affiliates that would prevent or materially delay the FCC's grant of any FCC Form 603 (or other appropriate form) application under FCC rules and the Communications Act.

                  (ii) (A) Other than regulatory proceedings of general applicability, there is no investigation, claim, action, suit or other proceeding pending or threatened against Triton or Triton PCS or relating to Triton or Triton PCS or their respective assets, including any of the Triton Licenses, which, individually or collectively, either would reasonably be expected to result in the revocation, cancellation, suspension or material adverse modification of any of the Triton Licenses, would reasonably be expected to result in fines or forfeitures for noncompliance with FCC rules and regulations (such as environmental or tower marking and lighting rules) or would reasonably be expected to have a material adverse effect on (i) any of the Triton Licenses, (ii) the ability of Triton or Triton PCS to perform their obligations hereunder, (iii) the FCC Consent or (iv) the financial condition, assets, liabilities, business, or results of operations of Triton or Triton PCS with respect to the Triton Licenses, nor is Triton or Triton PCS aware of any reasonable basis for any such investigation, claim, action, suit or proceeding.

                        (B) Other than regulatory proceedings of general applicability, there is no investigation, claim, action, suit or other proceeding pending or threatened against Lafayette relating to Lafayette or its assets, including the Lafayette License, which, individually or collectively, either would reasonably be expected to result in the revocation, cancellation, suspension or material adverse modification of the Lafayette License, would reasonably be expected to result in fines or forfeitures for noncompliance with FCC rules and regulations (such as environmental or tower marking and lighting rules) or would reasonably be expected to have a material adverse effect on (i) the Lafayette License, (ii) the FCC Consent or (iii) the financial condition, assets, liabilities, business, or results of operations of Lafayette with respect to the Lafayette License, nor is Triton or Triton PCS aware of any reasonable basis for any such investigation, claim, action, suit or proceeding.

            (d)   Orders; Contracts; Agreements.

                  (i) The execution, delivery and performance by Triton and Triton PCS of the Transaction Documents to which they are parties (with or without the giving of notice, the lapse of time, or both) will not result in the creation or imposition of any Lien upon any of the Triton Licenses. The Triton Licenses are not subject to, and will not be subject to, (A) any note, indenture, instrument, agreement, contract, mortgage, lease, license, franchise, permit or other authorization, rights, restriction or obligation to which Triton or Triton PCS is a party or by which Triton or Triton PCS or any of Triton's or Triton PCS's assets are bound, or (B) any Court Order to which Triton or Triton PCS is a party or with respect to which any of Triton or Triton PCS's assets are bound. Triton and Triton PCS are not subject to, or in default under, any outstanding Court Order, and there are no contracts or agreements to which Triton or Triton PCS or any of their controlled Affiliates is a party, which, (in the case of each of the foregoing clauses) individually or collectively, either would reasonably be expected to result in the revocation, cancellation, suspension or adverse modification of any of the Triton Licenses or would reasonably be expected to have an adverse effect on (i) any of the Triton Licenses, (ii) the ability of Triton or Triton PCS to perform their obligations hereunder, or (iii) obtaining the FCC Consent.

                  (ii) The Lafayette License is not subject to, (a) any note, indenture, instrument, agreement, contract, mortgage, lease, license, franchise, permit or other authorization, rights restriction or obligation to which Lafayette is a party or by which Lafayette or any of Lafayette's assets are bound, or (b) any Court Order to which Lafayette is a party or with respect to which any of Lafayette's assets are bound. Lafayette is not subject to, or in default under, any outstanding Court Order, and there are no contracts or agreements to which Lafayette or any of its controlled Affiliates is a party, which, (in the case of each of the foregoing clauses) individually or collectively, either would reasonably be expected to result in the revocation, cancellation, suspension or adverse modification of the Lafayette License or would reasonably be expected to have an adverse effect on (i) the Lafayette License, or (ii) obtaining the FCC Consent.

            (e)   FCC Matters.

                  (i) The Triton Licenses are validly held in Triton PCS's name. Triton PCS is the exclusive authorized, legal holder of the Triton Licenses. The Triton Licenses have been granted by Final Order and authorize, without further consent or authorization from the FCC, the construction and operation of a PCS system in the license areas indicated on Schedule B. The Triton Licenses are valid and in full force and effect without condition, except those conditions stated on the Triton Licenses and except conditions applicable to holders of C Block, or partitioned, disaggregated or partitioned and disaggregated C Block broadband personal communications licenses generally and are unimpaired by any acts or omissions of Triton, Triton PCS or their controlled Affiliates. All material reports and other documents required to be filed by Triton PCS and its controlled Affiliates with the FCC and with state regulatory authorities have been filed. All such reports and documents are correct in all material respects. Subject to obtaining the FCC Consent and the Consents set forth opposite Triton's and Triton PCS's name on Schedule 3.3, Triton PCS has the absolute and unrestricted right, power and authority under applicable Legal Requirements to assign the Triton Licenses to AWS PCS.

                  (ii) The Lafayette License is validly held in Lafayette's name. Lafayette is the exclusive authorized, legal holder of the Lafayette License. The Lafayette License has been granted by Final Order and authorize, without further consent or authorization from the FCC, the construction and operation of a PCS system in the license areas indicated on Schedule C. The Lafayette License is valid and in full force and effect without condition, except those conditions stated on the Lafayette License and except conditions applicable to holders of C Block, or partitioned, disaggregated or partitioned and disaggregated C Block broadband personal communications licenses generally and is unimpaired by any acts or omissions of Lafayette or its controlled Affiliates. All material reports and other documents required to be filed by Lafayette and its controlled Affiliates with the FCC and with state regulatory authorities have been filed. All such reports and documents are correct in all material respects.

            (f)   Microwave Relocation Matters.

                  (i) (A) Triton PCS is not a party to any contract, agreement or understanding, oral or written, providing for the relocation of microwave service providers or the sharing of any costs associated with any such relocation with respect to any of the Triton Licenses.

                        (B) Lafayette is not a party to any contract, agreement or understanding, oral or written, providing for the relocation of microwave service providers or the sharing of any costs associated with any such relocation with respect to the Lafayette License.

                  (ii) (A) To the knowledge of Triton PCS, no microwave relocation activities, actions or efforts are planned or in progress with respect to any of the Triton Licenses.

                        (B) To the knowledge of each of Triton PCS and Lafayette, no microwave relocation activities, actions or efforts are planned or in progress with respect to the Lafayette License.

            (g) Unjust Enrichment Provisions. The Triton Licenses and the Lafayette License are freely transferable to AWS PCS under the FCC's rules and are not subject to any installment payment obligations to the U.S. Government or to any of the unjust enrichment provisions applicable to PCS licenses, other than the unjust enrichment provisions of 47 C.F.R. Sections 1.2111(b) and (d)(2) as they may be applicable to the Lafayette License on the Closing Date.

                                    ARTICLE 5

                                    COVENANTS

      5.1 Access to Information. Between the date of this Agreement and the Closing, each party to this Agreement shall give each other party to this Agreement and such other party's officers, employees, agents, counsel, accountants and other representatives, commercially reasonable access during normal business hours upon reasonable prior notice and approval, which shall not be unreasonably withheld, to all of such party's records, information and knowledgeable personnel that such other party reasonably requests as may be reasonably necessary to confirm such party's representations and warranties and compliance with such party's covenants and agreements contained in the Transaction Documents; provided, that any inspection of another party's properties or discussion with another party's personnel shall occur only if a representative designated by such party is present. All such information provided pursuant to this Section 5.1 shall be subject to the Confidentiality Agreement. The rights of the parties under this Section 5.1 shall not be exercised in such a manner as to interfere unreasonably with the business or operations of any party or for any purpose other than in connection with the consummation of the transactions contemplated by this Agreement.

      5.2   FCC Consent

            (a) Each of AWS, AWS PCS, Cingular, Triton and Triton PCS covenants and agrees to act diligently and use commercially reasonable efforts to obtain, as promptly as possible, the FCC Consent as provided herein for the partition (as applicable), disaggregation (as applicable), transfer and assignment of the AWS Triton Licenses to Triton PCS, the Triton Licenses to AWS PCS, the Lafayette License to Triton PCS, and the Lafayette License to AWS PCS, and each of AWS, AWS PCS, Cingular, Triton and Triton PCS shall, in any event, no later than ten (10) Business Days after the date hereof, file appropriate applications with the FCC for the partition and disaggregation (as applicable), transfer and assignment of the AWS Triton Licenses to Triton PCS, the Triton Licenses to AWS PCS, the Lafayette License to Triton PCS, and the Lafayette License to AWS PCS, as applicable. Such FCC applications shall indicate, where applicable, that the partitionee or disaggregatee agrees to satisfy future build-out obligations with respect to any partitioned or disaggregated spectrum. Notwithstanding anything to the contrary herein, none of AWS, AWS PCS, Cingular or any of their respective controlled Affiliates shall make any filing with the FCC that could adversely affect any of the AWS Licenses, the AWS Triton Licenses, the Triton Licenses, the Lafayette License, the transactions contemplated hereby or obtaining the FCC Consent, and none of Triton, Triton PCS or any of their respective controlled Affiliates shall make any filing with the FCC that could adversely affect any of the AWS Licenses, the AWS Triton Licenses, the Triton Licenses, the Lafayette License, the transactions contemplated hereby or obtaining the FCC Consent.

            (b)   Each of AWS, AWS PCS, Cingular, Triton and Triton PCS shall
(A) promptly deliver to the other parties hereto any notice or inquiry received by it from the FCC with respect to any of the filings made pursuant to Section 5.2(a), or the AWS Licenses, the AWS Triton Licenses, the Triton Licenses, or the Lafayette License, (B) promptly deliver to the other parties hereto any notice or inquiry received by it from the FCC with respect to any of the AWS Licenses, the AWS Triton Licenses, the Triton Licenses, the Lafayette License or any other aspect of the transactions contemplated by this Agreement or any other Transaction Document or to cause any breach of any representation or warranty or non-fulfillment of any covenant hereunder or thereunder, (C) cooperate with each other party hereto in formulating a response to any such notice or inquiry indicated in clause (A) or (B) of this Section 5.2(b), and (D) promptly file with the FCC a response to any such notice or inquiry indicated in clause (A) or
(B) of this Section 5.2(b), which response shall be reasonably acceptable to each other party to this Agreement.

            (c) Each of AWS, AWS PCS, Cingular, Triton and Triton PCS shall furnish to the other parties all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by it or any other party in connection with the transactions contemplated by this Agreement or otherwise to determine compliance with applicable Legal Requirements.

            (d) Triton and Triton PCS covenants and agrees to, and Triton covenants and agrees to cause Lafayette to, act diligently and use commercially reasonable efforts to cause the Lafayette License to be assigned and transferred to Triton PCS prior to the Closing Date.

            (e) In the event the FCC or Department of Treasury assesses or otherwise requires payment of unjust enrichment or similar penalties as a condition to its consent of the assignment and transfer of the Lafayette License from Lafayette to Triton PCS or from Triton PCS to AWS PCS, Triton and Triton PCS covenant and agree that all such obligations will be satisfied by either Triton, Triton PCS or Lafayette on or prior to the Closing Date.

      5.3   Operations Prior to the Closing.

            (a) At all times prior to the Closing, AWS PCS shall keep and maintain the AWS Licenses current and in good standing. AWS PCS shall comply in all material respects with all applicable Legal Requirements, including all Legal Requirements relating to the AWS Licenses or their use. AWS PCS shall retain control of the AWS Licenses at all times prior to the Closing, provided that ultimate control of the AWS Licenses will be transferred to Cingular upon the consummation of the Merger. AWS PCS shall not: (i) directly or indirectly sell, lease, transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Lien on, any of the AWS Licenses or any interest therein or negotiate therefor; (ii) take or permit to be taken any action to adversely affect, impair or subject to forfeiture or cancellation any of the AWS Licenses; or (iii) take or agree to take any other action inconsistent with the consummation of the transactions contemplated by this Agreement. AWS PCS shall not incur any material obligation or liability, absolute or contingent, relating to or affecting any of the AWS Licenses or their use. No later than five (5) Business Days prior to the Closing Date, AWS PCS shall (a) remove all Liens on the AWS Triton Licenses and (b) clear all of its operations from the spectrum associated with the AWS Triton Licenses. AWS PCS shall perform all of its material obligations required to be performed under all of the AWS Licenses. On the Closing Date, AWS PCS shall be the exclusive, authorized, legal holder of the AWS Licenses.

            (b) (i) At all times prior to the Closing, Triton PCS shall keep and maintain the Triton Licenses current and in good standing. Triton PCS shall comply in all material respects with all applicable Legal Requirements, including all Legal Requirements relating to the Triton Licenses or their use. Triton PCS shall retain control of the Triton Licenses at all times prior to the Closing. Triton PCS shall not: (i) directly or indirectly sell, lease, transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Lien on, any of the Triton Licenses or any interest therein or negotiate therefor; (ii) take or permit to be taken any action to adversely affect, impair or subject to forfeiture or cancellation any of the Triton Licenses; or (iii) take or agree to take any other action inconsistent with the consummation of the transactions contemplated by this Agreement. Triton PCS shall not incur any material obligation or liability, absolute or contingent, relating to or affecting any of the Triton Licenses or their use. No later than five (5) Business Days prior to the Closing Date, Triton PCS shall (a) remove all Liens on the Triton Licenses and (b) clear all of its operations from the spectrum associated with the Triton Licenses. Triton PCS shall perform all of its material obligations required to be performed under all of the Triton Licenses. On the Closing Date, Triton PCS shall be the exclusive, authorized, legal holder of the Triton Licenses.

                  (i) At all times prior to the Closing, Triton PCS shall and shall cause Lafayette to keep and maintain the Lafayette License current and in good standing. Triton PCS shall and shall cause Lafayette to comply in all material respects with all applicable Legal Requirements, including all Legal Requirements relating to the Lafayette License or its use. Except as set forth herein, Triton PCS shall cause Lafayette to retain control of the Lafayette License at all times prior to the Closing. Triton PCS shall not and shall cause Lafayette not to: (i) directly or indirectly sell, lease, transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Lien on, the Lafayette License or any interest therein or negotiate therefor; (ii) take or permit to be taken any action to adversely affect, impair or subject to forfeiture or cancellation the Lafayette License; or (iii) take or agree to take any other action inconsistent with the consummation of the transactions contemplated by this Agreement. Triton PCS shall not and shall cause Lafayette not to incur any material obligation or liability, absolute or contingent, relating to or affecting the Lafayette License or its use. Triton PCS shall, no later than five (5) Business Days prior to the Closing Date, (a) remove all Liens on the Lafayette License and (b) clear all of its operations from the spectrum associated with the Lafayette License. Triton PCS shall and shall cause Lafayette to perform all of its material obligations required to be performed under the Lafayette License. On the Closing Date, Triton PCS shall be the exclusive, authorized, legal holder of the Lafayette License.

      5.4   Build-Out Obligations.

            (a) From and after the Closing, AWS PCS shall bear full responsibility for, and exercise full authority and control over, satisfaction and compliance in all material respects with all construction milestones and build-out obligations imposed by the FCC with respect to the Triton Licenses and the Lafayette License.

            (b) From and after the Closing, Triton shall bear full responsibility for, and exercise full authority and control over, satisfaction and compliance in all material respects with all construction milestones and build-out obligations imposed by the FCC with respect to the AWS Triton Licenses.

      5.5   Microwave Relocation Costs,

            (a) AWS PCS shall be responsible for, and pay, all costs, expenses, liabilities and obligations for microwave relocation related to the AWS Triton Licenses and (i) undertaken by AWS, AWS PCS or their controlled Affiliates prior to Closing or (ii) undertaken by any Person (other than AWS, AWS PCS and their controlled Affiliates) for which an invoice for payment is received prior to the Closing. After the Closing, except as set forth in the preceding sentence, each of Triton, Triton PCS, AWS, AWS PCS and Cingular shall be responsible for, and pay, all costs, expenses, liabilities and obligations for microwave relocation related to their respective portions of the AWS Licenses in accordance with the rules and regulations of the FCC.

            (b) (i) Triton shall be responsible for, and pay, all costs, expenses, liabilities and obligations for microwave relocation related to the Triton Licenses and (i) undertaken by Triton, Triton PCS or their controlled Affiliates prior to Closing or (ii) undertaken by any Person (other than Triton, Triton PCS and their controlled Affiliates) for which an invoice for payment is received prior to the Closing. After the Closing, except as set forth in the preceding sentence, each of Triton, Triton PCS, AWS, AWS PCS and Cingular shall be responsible for, and pay, all costs, expenses, liabilities and obligations for microwave relocation related to their respective portions of the Triton Licenses in accordance with the rules and regulations of the FCC.

                  (ii) Triton PCS and Triton shall cause Lafayette to be responsible for, and pay, all costs, expenses, liabilities and obligations for microwave relocation related to the Lafayette License and (i) undertaken by Lafayette and its controlled Affiliates prior to Closing or (ii) undertaken by any Person (other than Lafayette and its controlled Affiliates) for which an invoice for payment is received prior to the Closing. After the Closing, except as set forth in the preceding sentence, each of Lafayette and Cingular shall be responsible for, and pay, all costs, expenses, liabilities and obligations for microwave relocation related to the Lafayette License in accordance with the rules and regulations of the FCC.

                                   ARTICLE 6

                                 CONFIDENTIALITY

      6.1 Confidentiality. AWS, Cingular and Triton PCS Holdings, Inc. are parties to the Confidentiality Agreement, and the disclosure of this Agreement, or the terms hereof or the existence of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality Agreement. Notwithstanding the execution, delivery and performance of this Agreement or the termination of this Agreement prior to Closing in accordance with Article 11, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, but shall expire concurrently with the Closing hereunder.

                                   ARTICLE 7

                                 JOINT COVENANTS

      Each of the parties to this Agreement covenant and agree as follows:

      7.1 Cooperation. Without limiting any of the obligations of the parties hereunder, each of the parties to this Agreement shall cooperate with each other and their respective counsel, accountants, agents and other representatives in all commercially reasonable respects in connection with any actions required to be taken as part of their respective obligations under the Transaction Documents, and the parties hereto shall use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their respective obligations under the Transaction Documents as expeditiously as practicable, provided, however, neither Cingular, AWS nor AWS PCS shall have any obligation to Triton or its Affiliates to cause the closing of the Merger. Subject to the terms and conditions of this Agreement, from time to time prior to, at and after the Closing, each party hereto will use commercially reasonable efforts to take, or cause to be taken, all such actions and to do or cause to be done, all things, necessary, proper or advisable under applicable Legal Requirements and regulations to consummate and make effective the transactions contemplated by the Transaction Documents and the consummation of the other transactions contemplated by the Transaction Documents, including, without limitation, executing and delivering such documents as any of the other parties shall reasonably request in connection with the consummation of this Agreement and the other Transaction Documents and the consummation of the other transactions contemplated hereby. After the Closing, each of the parties to this Agreement will execute any further documents consistent with the Transaction Documents, provide any further reasonably available information, and take any other actions not imposing significant financial or operational obligations in excess of the other obligations imposed by the Transaction Documents, upon the request of any other party to this Agreement based upon any such other party's reasonable determination that those actions are required to enable such other party to effectuate the Transaction Documents. No party to this Agreement shall take any action which is materially inconsistent with its obligations under the Transaction Documents, or which would hinder or delay the consummation of the transactions contemplated by the Transaction Documents. Each party to this Agreement shall notify each other party to this Agreement of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened, which challenges any of the transactions contemplated by the Transaction Documents or which threatens to delay them, and shall use commercially reasonable efforts to take such steps as may be necessary to remove any such impediment to the consummation of the transactions contemplated by the Transaction Documents. Triton PCS shall cause Lafayette to comply with this
Section 7.1 to the same extent that each of the parties to this Agreement is required to comply with this Section 7.1.

      7.2 Consents. Each party to this Agreement shall diligently make and cooperate with the other parties to this Agreement in using all commercially reasonable efforts to obtain or cause to be obtained prior to the Closing all Consents.

      7.3 Public Announcements. No party to this Agreement will issue any press release or make any other public announcements concerning this Agreement or any of the other

Transaction Documents or the transactions contemplated hereby or thereby except with the prior approval (not to be unreasonably withheld or delayed) of the other parties; provided, however, that if any such disclosure is required by any applicable Legal Requirements or the rules or regulations of any securities exchange, such consent shall not be required, but, in such circumstances no party hereto will make such disclosure without first providing to the other parties an advance copy of any such disclosure and a reasonable opportunity to review and comment, to the extent practicable.

      7.4 Tax Matters. Triton, Triton PCS, AWS, AWS PCS and Cingular agree to cooperate fully with each other in effecting the transfers of the AWS Triton Licenses, Triton Licenses and Lafayette License as an exchange pursuant to
Section 1031 of the Internal Revenue Code, provided that such cooperation is without additional cost or obligation on the part of Triton, Triton PCS, AWS, AWS PCS or Cingular. Triton PCS shall cause Lafayette to comply with this
Section 7.4 to the same extent that each of the parties to this Agreement is required to comply with this Section 7.4.

                                   ARTICLE 8

                   CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE

      8.1 Conditions Applicable to all of the Parties. The obligations of each of the parties to this Agreement to consummate the transactions contemplated by this Agreement are subject to satisfaction, at or prior to the Closing, of each of the following conditions:

            (a)   Representations, Warranties and Covenants.

                  (i) Subject to the last sentence of Section 8.4, all representations and warranties of the other parties to this Agreement made in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though made at and as of that time, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date and except in each case for changes contemplated by this Agreement.

                  (ii) Subject to the last sentence of Section 8.4, all of the covenants and agreements of the other parties to this Agreement contained in this Agreement to be complied with and performed by such parties on or prior to Closing shall have been complied with or performed in all material respects.

            (b) Adverse Proceedings. No judgment, injunction, restraining order or decree of any nature of any court of competent jurisdiction shall be in effect that restrains or prohibits any party to this Agreement from consummating any transaction contemplated by the Transaction Documents.

            (c)   Merger Closing. The Merger shall have been consummated.

            (d) Commercial Agreement. The Closing (as defined in the Commercial Agreement) shall have occurred simultaneously with, or before, the Closing under this Agreement.

      8.2 Further Conditions Applicable to Triton and Triton PCS. The obligation of Triton and Triton PCS to consummate the transactions contemplated by this Agreement is subject to satisfaction, at or prior to the Closing, of each of the following conditions, in addition to each of the conditions set forth in Section 8.1:

            (a) FCC Consent. The FCC Consent shall have been obtained and become a Final Order, without the imposition of any terms, conditions or provisions outside the ordinary course.

            (b) Required Consents. All Required Consents shall have been obtained

            (c) Deliveries. AWS, AWS PCS and Cingular shall have delivered to Triton each of the deliveries set forth in Section 9.2(a) hereof.

      8.3 Further Conditions Applicable to AWS, AWS PCS and Cingular. The obligation of AWS, AWS PCS and Cingular to consummate the transactions contemplated by this Agreement is subject to satisfaction, at or prior to the Closing, of each of the following conditions:

            (a) FCC Consent. The FCC Consent shall have been obtained and become a Final Order, without the imposition of any terms, conditions or provisions outside the ordinary course.

            (b) Required Consents. All Required Consents shall have been obtained.

            (c) Deliveries. Triton and Triton PCS shall have delivered to AWS PCS and Cingular each of the deliveries set forth in Section 9.2(b) hereof.

      8.4 Waiver of Conditions, Etc. Notwithstanding anything to the contrary contained in this Article 8, any party to this Agreement may, in its sole discretion, waive any condition to its obligation to consummate the transactions contemplated by this Agreement. No party to this Agreement may rely on the failure of any condition set forth in this Article 8 to be satisfied if the failure of such condition to be satisfied is the result of the breach of this Agreement by such party or, in the case of a breach of the condition set forth in Section 8.1(b), if such party shall not have used commercially reasonable efforts to prevent the entry of such judgment, injunction, restraining order or decree and to appeal as expeditiously as possible any such judgment, injunction, restraining order or decree that may be entered. For purposes of Section 8.1(a), AWS, AWS PCS and Cingular, on the one hand, and Triton and Triton PCS, on the other hand, shall each be deemed a single party to this Agreement.

                                   ARTICLE 9

                         CLOSING AND CLOSING DELIVERIES

      9.1   Closing.

            (a) Closing Date. Subject to (i) the satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the closing condition is imposed) on the date scheduled for Closing of the closing conditions described in Article 8 hereof and (ii) the provisions of Article 10 hereof, the parties hereto shall be obligated to consummate the transactions contemplated by this Agreement (the "Closing") on the date notified by Triton to Cingular and AWS PCS, which date shall be no more than ten (10) Business Days, and no less than five (5) Business Days, after the date on which the latest of the following conditions is satisfied: Sections 8.1(c), 8.1(d), 8.2(a), 8.2(b), 8.3(a) and 8.3(b). AWS PCS and Cingular shall notify Triton of the satisfaction of the following conditions: Sections 8.1(c) and 8.3(b);and Triton shall notify AWS PCS and Cingular of the satisfaction of the condition set forth in Section 8.2(b).

            (b) Closing Place. The Closing shall be held at the offices of Alston & Bird LLP, 90 Park Avenue, New York, New York 10016 or at other location as agreed upon by the parties.

      9.2   Deliveries at the Closing

            (a) At the Closing, AWS, AWS PCS and Cingular, respectively, shall deliver or cause to be delivered to Triton the following:

                  (i) A certificate of AWS, AWS PCS and Cingular, dated the date of the Closing, certifying to the fulfillment of the conditions set forth in Section 8.1(a)(i) and Section 8.1(a)(ii) by AWS, AWS PCS and Cingular, respectively;

                  (ii) An instrument of assignment of the AWS Triton Licenses, substantially in the form of Exhibit 9.2(a)(ii) hereto (the "Assignment"), duly executed on behalf of AWS PCS;

                  (iii) All Required Consents, including the FCC Consent; and

                  (iv)  The Closing Cash Payment.

            (b) At the Closing, Triton and Triton PCS shall deliver or cause to be delivered to Cingular the following:

                  (i) A certificate of Triton and Triton PCS, dated the date of the Closing, certifying to the fulfillment of the conditions set forth in
Section 8.1(a)(i) and Section 8.1(a)(ii) by Triton;

                  (ii)  The Assignment, duly executed on behalf of Triton PCS;
and

                  (iii) All Required Consents.

                                   ARTICLE 10

                        INDEMNIFICATION AND OTHER MATTERS

      10.1 Survival. All of the representations, warranties and covenants of AWS PCS, AWS, Triton and Triton PCS contained herein, respectively, shall survive the Closing and shall continue in full force and effect until the one
(1) year anniversary of the Closing Date, except that the representations and warranties set forth in Sections 4.1(a), 4.1(b), 4.2(a) and 4.2(b) shall survive the Closing until the expiration of the applicable statute of limitations, and the covenants to be performed in whole or in part after the Closing shall survive until performed in full. Notwithstanding the foregoing, if any claim for indemnification pursuant to this Article 10 with respect to a breach of the representations, warranties or covenants contained herein is made on or before the end of any such applicable period, such representations, warranties or covenants shall be deemed to survive with respect to the matter claimed as of the end of such period until resolved as provided herein.

      10.2  Indemnification by Cingular

            (a) After the Closing, AWS, AWS PCS and Cingular hereby agree, jointly and severally, to indemnify and hold Triton and Triton PCS harmless against and with respect to, and shall reimburse Triton and Triton PCS for:

                  (i) Any and all losses, liabilities or damages suffered by Triton or Triton PCS or any of their controlled Affiliates, shareholders, members, partners, officers, directors, employees or agents resulting from any breach of any representation or warranty of AWS, AWS PCS or Cingular in this Agreement, or any failure by AWS, AWS PCS or Cingular to perform any covenant of AWS, AWS PCS Cingular set forth in this Agreement; and

                  (ii) Any and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or reasonably incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

            (b) AWS's, AWS PCS's and Cingular's obligation to indemnify Triton pursuant to Section 10.2(a) shall be subject to all of the following limitations:

                  (i) No indemnification shall be required to be made by AWS, AWS PCS and Cingular as the Indemnifying Party (as defined below) under Section 10.2(a) until the aggregate amount of all Settled Claims (as defined below) of Triton and Triton PCS as Claimant (as defined below) exceeds, and then only to the extent of the excess above, Fifty Thousand Dollars ($50,000) in the aggregate. AWS, AWS PCS and Cingular will not be required to indemnify, and will not otherwise be liable to Triton and Triton PCS pursuant to this Section 10.2, for any amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate.

                  (ii) Triton and Triton PCS shall be entitled to indemnification only for those damages arising with respect to any claim as to which Triton or Triton PCS, as the case may be, has given AWS, AWS PCS or Cingular written notice within the appropriate time period set forth in Section
10.1 hereof for such claim; provided, however, that the obligation to provide indemnification pursuant to Section 10.2 shall survive with respect to any such claim until resolution thereof.

      10.3  Indemnification by Triton.

            (a) After the Closing, Triton and Triton PCS hereby agree, jointly and severally, to indemnify and hold AWS, AWS PCS and Cingular harmless against and with respect to, and shall reimburse, AWS, AWS PCS and Cingular for:

                  (i) Any and all losses, liabilities or damages suffered by AWS, AWS PCS or Cingular or any of their controlled Affiliates, shareholders, members, partners, officers, directors, employees and agents resulting from any breach of any representation or warranty of Triton in this Agreement or any failure by Triton or Triton PCS to perform any covenant of Triton and Triton PCS set forth in this Agreement; and

                  (ii) Any and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or reasonably incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

            (b) Triton's and Triton PCS's obligation to indemnify AWS, AWS PCS and Cingular pursuant to Section 10.3(a) shall be subject to all of the following limitations:

                  (i) No indemnification shall be required to be made by Triton and Triton PCS as the Indemnifying Party under Section 10.3(a) until the aggregate amount of all Settled Claims of AWS, AWS PCS and Cingular as Claimant exceeds, and then only to the extent of the excess above, Fifty Thousand Dollars ($50,000) in the aggregate. Triton and Triton PCS will not be required to indemnify, and will not otherwise be liable to AWS, AWS PCS and Cingular pursuant to this Section 10.3, for any amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate.

                  (ii) AWS, AWS PCS and Cingular shall be entitled to indemnification only for those damages arising with respect to any claim as to which AWS, AWS PCS or Cingular, as the case may be, has given Triton or Triton PCS written notice within the appropriate time period set forth in Section 10.1 hereof for such claim; provided, however, that the obligation to provide indemnification under this Section 10.3 shall survive with respect to any such claim until resolution thereof.

      10.4 Procedure for Indemnification. The procedure for indemnification pursuant to this Article 10 shall be as follows:

            (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim, the amount thereof, estimated in good faith, and the method of computation of such claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification claim shall have occurred. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five Business Days after written notice of such action, suit, or proceeding was given to Claimant.

            (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of such thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim, subject to the terms hereof (including Sections 10.2(b) and 10.3(b)). If the Claimant and the Indemnifying Party do not agree within such thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedies at law or equity, as applicable, subject to the limitations of Sections 10.2(b) and 10.3(b). Any claim for indemnity pursuant to this Article 10 with respect to which (i) the Claimant and the Indemnifying Party agree as to its validity and amount, (2) a final judgment, order or award of a court of competent jurisdiction deciding such claim has been rendered, as evidenced by a certified copy of such judgment, provided that such judgment is not appealable or the time for taking an appeal has expired or (3) the Indemnifying Party has not given written notice to the Claimant disputing such claim in whole or in part within thirty days of receiving notice thereof, is referred to as a "Settled Claim."

            (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, then the Claimant may defend through counsel of its own choosing and (so long as it gives the Indemnifying Party at least fifteen (15) days' prior written notice of the terms of any proposed settlement thereof and permits the Indemnifying Party to then undertake the defense thereof) settle such claim, action or suit, and to recover from the Indemnifying Party the amount of such settlement or of any judgment and the costs and expenses of such defense. The Indemnifying Party may compromise or settle any third party claim, action or suit subject to indemnification hereunder in its sole discretion if
(i) the terms of such compromise or settlement do not impose any non-monetary obligations on the Claimant and (ii) any monetary obligations in respect of such compromise or settlement are paid by the Indemnifying Party. Without limiting the foregoing, the Indemnifying Party may compromise or settle any such third party claim, action or suit with the prior written consent of the Claimant, which consent shall not be unreasonably withheld or delayed.

            (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as practicable.

            (e) Subject to the limitations set forth herein and without expanding the total liability of AWS, AWS PCS and Cingular, on the one hand, and Triton and Triton PCS, on the other hand, hereunder, the indemnification rights provided in Section 10.2 and Section 10.3 shall extend to the members, partners, shareholders, officers, directors, employees, agents and controlled Affiliates of any Claimant, although for the purpose of the procedures set forth in this
Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

      10.5 Exclusive Remedy. Indemnification pursuant to this Article 10 shall be the exclusive remedy of the parties for any loss, liability, damages, expenses or Settled Claims arising out of or related to the transactions contemplated by this Agreement.

                                   ARTICLE 11

                                   TERMINATION

      11.1  Termination

            (a)   This Agreement may be terminated:

                  (i) at any time by mutual written consent of all parties to this Agreement;

                  (ii) by any party to this Agreement, if the Merger Agreement is terminated;

                  (iii) by any party to this Agreement upon written notice to other party, in the event the other party (the "Breaching Party") has breached its representations, warranties, covenants and other agreements contained in this Agreement and failed to cure such breach within 30 days from the date of the Breaching Party's receipt of the notice specified above, and such terminating party is not in breach or default in any material respect of its obligations, representations or warranties under this Agreement; and

                  (iv) by any party to this Agreement, if the Commercial Agreement is terminated; provided that the party seeking such termination shall not then be in breach or default in any material respect of its obligations, representations or warranties under this Agreement or the Commercial Agreement.

            (b) In the event of termination of this Agreement by any or all of the parties pursuant to Section 11.1(a), prompt written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby and by the other Transaction Documents shall be abandoned without further action by any of the parties hereto, but subject to and without limiting any of the rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations, representations or warranties under this Agreement or any of the other Transaction Documents.

            (c) Notwithstanding any other provision of this Agreement, in the event that this Agreement is terminated by any party pursuant to Section 11.1(a) and the Merger Agreement is terminated no party shall be liable to any other party hereto for any damages, costs or expenses related to its default or breach in any respect of its obligations, representations or warranties or for any other reason under this Agreement.

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement and the other Transaction Documents, including all fees and expenses of counsel, accountants, agents, and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party; provided, however, that all transfer Taxes, recordation Taxes, sales Taxes and document stamps in connection with the transactions contemplated by this Agreement and all other filing fees, and other charges levied by any Governmental Authority in connection with the transactions contemplated by this Agreement shall be paid by the party incurring the same.

      12.2 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) sent by facsimile (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

To AWS:

                              AT&T Wireless Services, Inc.
                              8288 164th Avenue, NE
                              Redmond, WA 98052
                              Attention: General Counsel
                              Telecopy: (425) 580-8900
                              Telephone:(425) 580-7000

               With a copy (which shall not constitute notice) to:

                              Friedman Kaplan Seiler & Adelman LLP
                              1633 Broadway, 46th Floor
                              New York, NY 10019
                              Attention: Matthew S. Haiken
                              Telecopy: (212) 833-1250
                              Telephone: (212) 833-1118

To AWS PCS:

                              AT&T Wireless PCS LLC
                              c/o AT&T Wireless Services, Inc.
                              8288 164th Avenue, NE
                              Redmond, WA 98052
                              Attention: General Counsel
                              Telecopy: (425) 580-8900
                              Telephone: (425) 580-7000

               With a copy (which shall not constitute notice) to:

                              Friedman Kaplan Seiler & Adelman LLP
                              1633 Broadway, 46th Floor
                              New York, NY 10019
                              Attention: Matthew S. Haiken
                              Telecopy: (212) 833-1250
                              Telephone: (212) 833-1118

To Cingular:

                              Cingular Wireless, LLC
                              5565 Glenridge Connector
                              Atlanta, GA 30342
                              Attention: General Counsel
                              Telecopy: (404) 236-6145
                              Telephone: (404) 236-6000

               With a copy (which shall not constitute notice) to:

                              Alston & Bird LLP
                              One Atlantic Center
                              1201 West Peachtree Street
                              Atlanta, GA 30309-3424
                              Attention: Bryan E. Davis
                              Telecopy: (404) 881-7777
                              Telephone: (404) 881-7591

To Triton or Triton PCS:

                              Triton PCS, Inc.
                              1100 Cassatt Road
                              Berwyn, PA 19312
                              Attention: Chief Executive Officer
                              Telecopy: (610) 722-4420
                              Telephone: (610) 993-2683

               With a copy (which shall not constitute notice) to:

                              Dow, Lohnes & Albertson, PLLC
                              1200 New Hampshire Avenue, NW
                              Washington, DC 20036
                              Attention: Leonard J. Baxt, Esq.
                              Telecopy: (202) 776-2222
                              Telephone: (202) 776-2528

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 12.2.

      12.3 Assignment; Benefit and Binding Effect. No party hereto may assign this Agreement without the prior written consent of each of the other parties hereto, except for any assignment in connection with a Section 1031 Exchange pursuant to Section 7.4, which may be made without the consent of any other party to this Agreement as long as the assigning party remains liable, jointly and severally, with the assignee for all obligations assigned to the assignee pursuant thereto, provided, however, Cingular may, without the consent of the other parties, assign any and all of its rights hereunder to any Affiliate of Cingular as long as such assignment by Cingular does not delay the consummation of the transactions contemplated hereby; and provided further that Triton PCS may make a collateral assignment of its rights hereunder to any of its secured lenders. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The provisions of this Agreement shall be for the exclusive benefit of the parties hereto (and their successors and permitted assigns) and shall not be for the benefit of any other Person.

      12.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF). THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE STATE OF DELAWARE OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY

AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR ANY SUIT, ACTION PROCEEDING RELATED THERETO MAY BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

      12.5 Entire Agreement. This Agreement, the other Transaction Documents and the Schedules and Exhibits hereto and thereto collectively represent the entire understanding and agreement of the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior representations, warranties, covenants, understandings, agreements, written or oral, discussions, or negotiations among the parties with respect to the subject matter hereof and cannot be amended, supplemented or changed, except by an agreement in writing that makes specific reference to this Agreement and that is signed by each of the parties hereto. Each party hereby acknowledges and agrees that it has not relied on any representation, warranty, covenant, understanding, agreement, written or oral, discussion, or negotiation not expressly contained herein in entering into this Agreement or the Transaction Documents.

      12.6 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

      12.7 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Upon such determination that any term or other provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the 7th day of July, 2004.

                                     AT&T WIRELESS SERVICES, INC.

                                     By: /s/ Mark O. Bradner
                                         --------------------------------------
                                     Name:  Mark O. Bradner
                                     Title: Vice President, Business
                                            Development, AT&T Wireless
                                            Services, Inc.

                                     AT&T WIRELESS PCS LLC

                                     By: /s/ Mark O. Bradner
                                         --------------------------------------
                                     Name:  Mark O. Bradner
                                     Title: Vice President, Business
                                            Development, AT&T Wireless
                                            Services, Inc.

                                     CINGULAR WIRELESS LLC

                                     By: /s/ Stanley T. Sigman
                                         --------------------------------------
                                     Name:  Stanley T. Sigman
                                     Title: President & CEO

                                     TRITON PCS HOLDINGS, INC.

                                     By: /s/ Michael E. Kalogris
                                         --------------------------------------
                                     Name:  Michael E. Kalogris
                                     Title: Chairman & CEO

                                     TRITON PCS LICENSE COMPANY L.L.C.

                                     By: Triton Management Company, Inc., Its
                                     Manager

                                     By: /s/ Michael E. Kalogris
                                         --------------------------------------
                                     Name:  Michael E. Kalogris
                                     Title: Chairman & CEO

Pursuant to Item 601(b)(2) of Regulation S-K the Schedules and Exhibit hereto have been omitted but will be provided to the Securities and Exchange Commission supplementally upon its request.

                                    SCHEDULES

Schedule A                          AWS Licenses/AWS Triton Licenses
Schedule B                          Triton Licenses
Schedule C                          Lafayette License
Schedule 3.3                        Required Consents
Schedule 3.4                        Claims and Litigation

                                     EXHIBIT

Exhibit 9.2(a)(ii)                  Assignment

                                TABLE OF CONTENTS

                                                                                                      PAGE
ARTICLE 1  DEFINITIONS.............................................................................     1

ARTICLE 2  AGREEMENTS..............................................................................     4

     2.1   Exchange of FCC Licenses................................................................     4

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE PARTIES...........................................     4

     3.1   Organization............................................................................     4

     3.2   Authorization; Enforceability...........................................................     5

     3.3   No Violation or Conflict................................................................     5

     3.4   Claims and Litigation...................................................................     5

     3.5   Certain Fees............................................................................     5

ARTICLE 4  REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE FCC LICENSES.........................     5

     4.1   Representations and Warranties With Respect to the AWS Licenses.........................     5

     4.2   Representations and Warranties with respect to the Triton Licenses and the Lafayette
           License.................................................................................     8

ARTICLE 5  COVENANTS...............................................................................    12

     5.1   Access to Information...................................................................    12

     5.2   FCC Consent.............................................................................    12

     5.3   Operations Prior to the Closing.........................................................    13

     5.4   Build-Out Obligations...................................................................    14

     5.5   Microwave Relocation Costs,.............................................................    15

ARTICLE 6  CONFIDENTIALITY.........................................................................    15

     6.1   Confidentiality.........................................................................    15

ARTICLE 7  JOINT COVENANTS.........................................................................    16

     7.1   Cooperation.............................................................................    16

     7.2   Consents................................................................................    16

     7.3   Public Announcements....................................................................    16

     7.4   Tax Matters.............................................................................    17

ARTICLE 8  CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE.............................................    17

     8.1   Conditions Applicable to all of the Parties.............................................    17

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                      PAGE
     8.2   Further Conditions Applicable to Triton and Triton PCS.................................     18

     8.3   Further Conditions Applicable to AWS, AWS PCS and Cingular.............................     18

     8.4   Waiver of Conditions, Etc..............................................................     18

ARTICLE 9  CLOSING AND CLOSING DELIVERIES.........................................................     19

     9.1   Closing................................................................................     19

     9.2   Deliveries at the Closing..............................................................     19

ARTICLE 10 INDEMNIFICATION AND OTHER MATTERS......................................................     20

    10.1   Survival...............................................................................     20

    10.2   Indemnification by Cingular............................................................     20

    10.3   Indemnification by Triton..............................................................     21

    10.4   Procedure for Indemnification..........................................................     21

ARTICLE 11 TERMINATION............................................................................     23

    11.1   Termination............................................................................     23

ARTICLE 12 MISCELLANEOUS..........................................................................     24

    12.1   Fees and Expenses......................................................................     24

    12.2   Notices................................................................................     24

    12.3   Assignment; Benefit and Binding Effect.................................................     26

    12.4   GOVERNING LAW..........................................................................     26

    12.5   Entire Agreement.......................................................................     27

    12.6   Counterparts...........................................................................     27

    12.7   Severability...........................................................................     27

                                      -ii-